EXHIBIT 23.1

            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2008 Long-Term Incentive Plan of Hess Corporation of our reports dated February 22, 2008, with respect to the consolidated financial statements and schedule of Hess Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2007, and the effectiveness of internal control over financial reporting of Hess Corporation filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP

New York, NY
May 12, 2008